UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2007

DNB FINANCIAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On March 28, 2007, the registrant (“DNB”) and its wholly owned subsidiary, DNB First, National Association (the “Bank”) (collectively, the "Company") entered into a change in control agreement with Gerald F. Sopp, DNB's Executive Vice President and Chief Financial Officer.

The agreement obligates DNB to pay Mr. Sopp, upon a termination of his employment with DNB after a “change in control” (as defined in the agreement), either by DNB other than for “cause” (as defined in the agreement), or by him for “good reason” (as defined in the agreement), “Base Severance” in an amount equal to 1.00 times his “Total Annual Cash Compensation.” The agreement defines his “Total Annual Cash Compensation as the sum of two elements: (I) the aggregate amount of (i) salary, (ii) DNB’s cash contribution toward the cost of medical, life, disability and health insurance benefits, and (iii) employer contributions (whether or not matching) under DNB’s qualified defined contribution retirement plans, that was payable to or for the benefit of Mr. Sopp at any time during the most recent full fiscal year of DNB ended prior to the time Mr. Sopp becomes entitled to severance payments (the “Base Element”), plus (II) the aggregate cash bonuses that have been earned by Mr. Sopp for performance by Mr. Sopp during the most recent fiscal year of DNB ended prior to the time Mr. Sopp becomes entitled to severance payments, but any bonus shall only be included in the foregoing to the extent it has been finally approved and fixed as to amount at the time Mr. Sopp becomes entitled to severance payments (the “Bonus Element”). These payments are subject to withholding of applicable taxes. In addition, in such event, the agreement provides that DNB will pay for one (1) year’s medical insurance coverage on the same terms available to other employees from time to time.

The agreement defines a “change in control” as any one or more of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any "person" who on the date hereof is a director of officer of DNB or the Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DNB or the Bank representing 25% or more of the combined voting power of Company's or Bank's then outstanding securities; (3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of DNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between DNB or the Bank, of the one part, and a third party which contemplates a transaction which would result in a "change of control" of the type described in clauses (1), (2) or (3) of this sentence, but only if the letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time employment terminates. The agreement defines termination for “cause” as termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB's or Bank's affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of DNB will probably cause substantial economic damages to DNB, willful or intentional breach or neglect by Mr. Sopp of his duties, or material breach of any material provision of this Agreement. For purposes of this paragraph, no act, or failure to act on Mr. Sopp's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Mr. Sopp in reliance upon an approving opinion of counsel to DNB or counsel to Mr. Sopp shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Mr. Sopp and the standards prevailing in the banking industry. Mr. Sopp shall be deemed to have "good reason" for terminating his employment under the Agreement if Mr. Sopp terminates such employment within two (2) years after the occurrence of any one or more of the following events without his express written consent, but only if the event occurs within two (2) years after a "change in control" (as defined in the agreement): (i) the assignment to Mr. Sopp of any duties inconsistent with Mr. Sopp's positions, duties, responsibilities, titles or offices with Bank or DNB as in effect immediately prior to a change in control of Bank or DNB, (ii) any removal of Mr. Sopp from, or any failure to re-elect Mr. Sopp to, any of such positions, except in connection with a termination or suspension of employment for cause, disability, death or retirement, (iii) a reduction by DNB or the Bank in Mr. Sopp's base annual salary, bonus and/or benefits as in effect immediately prior to a change in control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in Mr. Sopp's base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of DNB having the title of senior vice president or above, or (iv) any purported termination of Mr. Sopp's employment with Bank or DNB when "cause" (as defined in this Agreement) for such termination does not exist, or (v) a relocation of Mr. Sopp’s workplace outside of Chester County.

(b)
On March 28, 2007, DNB’s Board of Directors approved an amendment and restatement to the existing Supplemental Executive Retirement Plan (or SERP) that had been adopted by DNB on December 20, 2006 for William S. Latoff, the Chairman and Chief Executive Officer of DNB and the Bank. The amendment and restatement amends the SERP to provide for a 15-year payout schedule instead of the current 10-year payout schedule, and to substitutes a designated rate of return for the original provision that amounts credited to Mr. Latoff be invested according to his direction in order to determine a rate of return on DNB’s payment obligations under the SERP, on the terms more fully summarized below and as set forth in Exhibit 99.1 attached. On March 28, 2007, DNB’s Board of Directors also approved a termination of the rabbi trust agreement that had secured the SERP. The amendment of the SERP and the termination of the trust are effective April 1, 2007. Mr. Latoff consented to the amendment and restatement of the SERP and the termination of the trust on March 28, 2007.

Pursuant to the SERP, DNB had credited Mr. Latoff with $70,000 on December 28, 2006 and an additional $70,000 on January 4, 2007. Pursuant to the amended and restated SERP, DNB is also obligated to credit Mr. Latoff, as of April 1, 2007, with an additional $1,630.00 as an agreed return through April 1, 2007 on the amounts previous credited by DNB to his account. Under the amended and restated SERP, DNB remains obligated to credit Mr. Latoff’s account $70,000 as of January 1 each year hereafter through 2018, the year in which Mr. Latoff turns age 70, for a total of 11 scheduled installments hereafter. The SERP provides that the adoption of the plan shall not constitute an employment contract between DNB and Mr. Latoff.

Pursuant to the amended and restated SERP, DNB will credit Mr. Latoff’s account as of the last day of each calendar month on which the New York Stock Exchange is open for business, earnings in the nature of interest on amounts previously credited to the account at a rate equal to the prime rate of interest most recently published by the Wall Street Journal prior to January 1 of the calendar year in which such month-end date falls. However, this rate will never be less than 8% per annum or greater than 9.5% per annum.

At any point in time, Mr. Latoff’s accrued benefit under the amended and restated SERP will be his vested interest in the balance of the amended and restated SERP account. Initially, Mr. Latoff’s accrued benefit is equal to 40% of the amended and restated SERP account balance. Provided that he remains employed continuously by DNB or the Bank through the following respective dates, he will become 60% vested in the amended and restated SERP account on December 15, 2007, 80% vested on December 15, 2008 and 100% vested on December 15, 2009. However, the amended and restated SERP provides that he will become 100% vested in the amended and restated SERP account if his employment with DNB or the Bank is terminated for reasons other than “Cause” (as defined in the amended and restated SERP), or if he terminates his employment for “Good Reason” (as defined in the amended and restated SERP) following a “Change in Control” (as defined in the amended and restated SERP). He will also become 100% vested in the amended and restated SERP account if he terminates his employment for Good Reason following the signing of a letter of intent or a formal acquisition or merger agreement between DNB or the Bank, of the one part, and a third party which contemplates a transaction that would result in a Change in Control, but only if the letter of intent or agreement, or the transaction it contemplates, has not been canceled or terminated at the time of his termination for Good Reason. If Mr. Latoff’s employment is terminated for Cause before payments begin, he will forfeit his entire benefit and no payments will be made to him or his beneficiary. If his employment is terminated for Cause after payments begin, no further payments will be made to him or his beneficiary.

The SERP defines “Cause” as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB’s or Bank’s affairs pursuant to a notice or other action by any regulatory agency having jurisdiction over DNB or the Bank, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors will probably cause substantial economic damages to DNB, willful or intentional breach or neglect by Mr. Latoff of his duties, or material breach of any material provision of any agreement between DNB or the Bank and Mr. Latoff pertaining to his employment. For purposes of this definition of “Cause,” no act, or failure to act on Mr. Latoff’s part shall be considered “willful” unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Mr. Latoff in reliance upon an approving opinion of counsel to DNB or counsel to Mr. Latoff shall not be deemed to be willful. The terms “incompetence” and “misconduct” shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Mr. Latoff and the standards prevailing in the banking industry.

The SERP defines “Good Reason” as (a) the assignment to Mr. Latoff of any duties inconsistent with Mr. Latoff’s positions, duties, responsibilities, titles or offices with DNB or the Bank as in effect immediately prior to a Change in Control, (b) any removal of Mr. Latoff from, or any failure to re-elect Mr. Latoff to, any of such positions, except in connection with a termination or suspension of employment for Cause, disability, death or retirement, (c) a reduction by DNB or the Bank in Mr. Latoff’s base annual salary, bonus and/or benefits as in effect immediately prior to a Change in Control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in Mr. Latoff’s base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of DNB having the title of executive vice president or above, (iv) any purported termination of Mr. Latoff’s employment with DNB or the Bank when Cause does not exist, or (v) a relocation of Mr. Latoff’s workplace outside of Chester County.

The SERP defines “Change in Control” as any one or more of the following three events with respect to DNB or the Bank:

(1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) (or any successor provision) as it may be amended from time to time.

(2) any “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any “person” who on the date hereof is a director of officer of DNB or the Bank, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DNB or the Bank representing 25% or more of the combined voting power of Company’s or Bank’s then outstanding securities.

(3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of DNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

The SERP provides that, commencing on January 1, 2019, or as soon as practicable after that date, Mr. Latoff’s accrued benefit under the amended and restated SERP will be paid to him in fifteen annual installments. The payments are to be made on those dates whether or not he is still employed by DNB or the Bank as of January 1, 2019. However, no later than January 1, 2018, he may elect in writing to defer receipt of the installment payments and instead receive the benefit in a lump sum or in two to fifteen annual installments, commencing as of a date he specifies, provided that no deferred payment can be made earlier than January 1, 2024. If Mr. Latoff dies before January 1, 2019, his beneficiary may elect to receive the benefit beginning on January 1, 2019, or as soon as practicable after that date, in either a single lump sum, or in annual installments over a period of up to fifteen years, or in a commercial annuity, but if a valid election is not made by the beneficiary, the payment will be in a single lump sum. All payments will be subject to all applicable Federal, state and local tax withholding requirements, and other charges and assessments imposed by law.

Payments under the amended and restated SERP are to be grossed up to compensate Mr. Latoff for any “parachute payment” excise taxes under Section 4999 of the Internal Revenue Code to which he would otherwise be subjected if the payments under the amended and restated SERP, together with any other payments to him or for his benefit would subject him to those taxes. In addition, DNB will further compensate him for any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that he will have to pay as a result of this gross up reimbursement or taxes on it. The amount of the gross-up for additional taxes on the parachute payment gross up reimbursement is to be computed on the assumption that he will be subject to each tax at the highest marginal rate. The SERP provides, however, that if another plan or agreement also provides for a reimbursement of these costs or taxes, only one reimbursement will be given to him. The excise tax and the gross-ups shall be computed by a registered public accounting firm selected by the compensation committee.

Pursuant to the amended and restated SERP, DNB may establish a trust for the purpose of funding its deferred compensation obligations to Mr. Latoff under the amended and restated SERP. If DNB does so, the amended and restated SERP provides that neither Mr. Latoff nor his beneficiary shall have any right, title, or interest in or to any investments which DNB may make to aid it in meeting its obligations under the amended and restated SERP. Those investments, whether held in trust or otherwise, are to be unrestricted corporate assets. If DNB establishes a trust, it is obligated to direct the trustee of the trust to invest the assets of the trust in accordance with the investment directions of the Compensation Committee of the Board of Directors. The amended and restated SERP provides that neither DNB, nor the Compensation Committee of the Board of Directors, the trustee of the trust, nor their respective employees and agents shall be liable for any losses attributable to the investment selections made by the Compensation Committee of the Board of Directors. Notwithstanding any provision of the trust to the contrary, all expenses of the trust, and any taxes that may be levied against the trust, shall be paid by DNB, other than taxes required to be withheld from payments of trust assets to the Executive or his Beneficiary. If any trust assets are used to pay expenses or taxes of the trust, DNB shall reimburse the trust within five business days of such payment.

DNB may amend the amended and restated SERP at any time to the extent necessary to comply with any requirement or limitation set forth in Section 409A of the Internal Revenue Code or its regulations, but otherwise DNB may amend it only with the express, written consent of Mr. Latoff or his beneficiary.

The amended and restated SERP provides that, except as otherwise required by law, no amount payable at any time under the amended and restated SERP shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, encumbrance or garnishment by creditors of Mr. Latoff or his beneficiary nor be subject in any manner to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

A complete copy of the amended and restated SERP is filed herewith as Exhibit 99.1 and incorporated herein as if set forth in full.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished or filed herewith:

99.1	DNB Financial Corporation Supplemental Executive Retirement Plan for William S. Latoff as amended and restated effective April 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

April 3, 2007	By:	/s/ Gerald F. Sopp

Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive VP

EXHIBIT INDEX

99.1	DNB Financial Corporation Supplemental Executive Retirement Plan for William S. Latoff as amended and restated effective April 1, 2007.